U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: September 28, 2006

LEXINGTON RESOURCES, INC.
(Exact name of small business issuer as specified in its charter)

NEVADA
(State or other Jurisdiction as Specified in Charter)

00-25455 (Commission file number)	88-0365453 (I.R.S. Employer Identification No.)

7473 West Lake Mead Road
Las Vegas, Nevada 89128
(Address of Principal Executive Offices)

(702) 382-5139
(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

As reported in a Current Report on Form 8-K dated February 1, 2006, as filed by Lexington Resources, Inc., a Nevada corporation (the "Company"), on January 6, 2006, the Company obtained an independent reserves and economic evaluation report regarding the Company's holdings as of December 31, 2005 (the "January 2006 Reserves and Economic Evaluation Report"). The January 2006 Reserves and Economic Evaluation Report was prepared by Pinnacle Energy Services, LLC of Oklahoma City, Oklahoma.

After the January 2006 Reserves and Economic Evaluation Report was prepared, the Company entered into two Joint Exploration Agreements with Dylan Peyton LLC, whereby the Company obtained certain additional interests and assigned certain interests, as disclosed in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2005, filed on March 31, 2006. The Company requested Pinnacle Energy Services, LLC to prepare a new independent report as of July 1, 2006 to include these and other changes. Pinnacle Energy Services, LLC prepared a "Mid-Year 2006 Reserves and Economic Evaluation Report" on August 7, 2006, and finalized this report on September 23, 2006. The Mid-Year 2006 Reserves and Economic Evaluation Report provides a summary of the proven results regarding the Company's interests in eleven proven developed producing (PDP) wells, seven proven non-producing (PNP) wells and ten proven undeveloped (PUD) wells as of July 1, 2006. The Mid-Year 2006 Reserves and Economic Evaluation Report supersedes the January 2006 Reserves and Economic Evaluation Report. The Mid-Year 2006 Reserves and Economic Evaluation Report does not include well completions, leases expired or acquired, or additional Company related property or lease developments after July 1, 2006.

The Mid-Year 2006 Reserves and Economic Evaluation Report is attached to this Current Report on Form 8-K as Exhibit 99.1. The Pinnacle Energy Services, LLC Consent of Independent Petroleum Engineers dated September 27, 2006 is filed as Exhibit 23.1 to this Current Report on Form 8-K. Information regarding probable (non-proven) reserves has been redacted from the Mid-Year 2006 Reserves and Economic Evaluation Report.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

23.1	Pinnacle Energy Services, LLC Consent of Independent Petroleum Engineers dated September 27, 2006.
99.1	Mid-Year 2006 Reserves and Economic Evaluation Report (prepared August 7, 2006 and finalized September 23, 2006), redacted version without information regarding probable reserves.

SIGNATURES

          In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: September 28, 2006	LEXINGTON RESOURCES, INC. By: /s/ Grant Atkins Grant Atkins, President and Chief Executive Officer